                                                           Exhibit No. EX-99.h.3

                           SELLING/SERVICES AGREEMENT
                                       FOR
                                    MGI FUNDS

TO:   MGI Funds Distributors, Inc.
      c/o 760 Moore Road
      King of Prussia, PA 19406

FROM: MMC SECURITIES CORP.
          Name of Firm
      1166 Avenue of the Americas
          Address of Principal Office
      New York, NY 10036
          City, State, Zip Code

Ladies and Gentlemen:

For  the  mutual  promises   contained   herein  and  other  good  and  valuable
consideration,  we enter into this Selling/Services  Agreement (the "Agreement")
with you for the provision of certain  services  outlined below to our customers
("Customers")  who, from time to time, may purchase shares (the "Shares") of the
MGI Funds (the  "Fund") of which you are the  Distributor  and whose  Shares are offered at the net asset value next  determined  after an order is confirmed and accepted.  Upon  acceptance of this Agreement by you, we understand  that we may offer  and sell  Shares  of the Fund,  or  participate  in the offer and sale of
Shares of the Fund and/or provide  certain  services to Customers who may become shareholders  of an  investment  portfolio  (or  series of  Shares)  of the Fund
(individually,  a "Portfolio" and collectively, the "Portfolios" and any classes thereof  as listed on  Schedule  A)  subject,  however,  to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of Shares. The terms and conditions of this Agreement are as follows.

     1.   We  understand  that we will be  compensated  by you as we  agree,  in writing,  from time to time. To the extent so agreed, our compensation will be no more than as set forth in the relevant  current  Prospectus for the Portfolios,  and will be for services that we provide pursuant to this Agreement and as stated in Schedule A to this  Agreement.  The term  "Prospectus"  herein refers to the prospectuses on file with the
          Securities and Exchange Commission (the "SEC"),  which are part of the registration  statement of the Fund filed under the Investment Company
          Act of 1940,  as  amended  (the  "1940  Act"),  and  Shares  under the
          Securities  Act  of  l933,  as  amended.   We  acknowledge   that  any
          compensation  paid to us is subject to the terms of and paid  pursuant to one of the Marketing and  Shareholder  Services Plans (the "Plans")
          adopted by the Fund on behalf of the Portfolios pursuant to Rule 12b-1 under the 1940 Act,  and all rules  and  regulations  of the  National
          Association of Securities  Dealers,  Inc. (the "NASD"), as well as any limitations on such payments described in the Prospectus.

     2.   We will provide one or more of the following services to Customers:

     (a)  distribution  services  primarily  intended  to  result in the sale of
          Shares,   including,  but  not  limited  to:  (i)  assistance  in  the distribution of the Shares,  including  participating in meetings with
          Customers  at  which  the  Funds  are  described  and  offered  as  an investment  option;  (ii) providing  personnel,  including  registered representatives,  to assist in such  presentations  and perform  other
          services  for  Customers;   (iii)   assistance  to  Customers  in  the
          processing  of initial  purchase  and  redemption  requests;  and (iv)
          rendering  ongoing  advice  concerning  the  suitability of particular
          investment   opportunities  offered  by  the  Fund  in  light  of  the
          Customer's needs; and

     (b)  other  marketing  and  shareholder  services  for  Customers  that are consistent with and contemplated by the Plans.

          We   represent   and  warrant  that  to  the  extent  that  we  effect
          transactions  on behalf  of  Customers,  we will have the full  right,
          power  and  authority  to  effect  transactions  (including,   without
          limitation, placing any purchases and redemptions) in Shares on behalf of all  Customer  accounts  provided  by us to you or to any  transfer agent of the Fund,  as such term is  defined  in the  Prospectus  (the
          "Transfer Agent").  To the extent we effect  transactions on behalf of
          Customers,  we  shall  be  responsible  for  opening,   approving  and
          monitoring  Customer accounts,  all in accordance with applicable law, including the rules of the SEC and NASD.

          Orders for Shares  received from us will be made only at the price and other terms  applicable to each order as described in the then current
          Prospectus for the Portfolios.

          We will act as an agent for,  upon the order of,  and for the  account of, Customers. .

     3.   For the services  rendered and expenses  borne in connection  with the provision of the foregoing services you agree to pay us an annual fee, the exact  amount of which  will be as agreed  between us from time to time,  of up to  0.25%  (for  Class S  shares  or  Class  Y-1  shares)
          (together,  the "Classes") of the Portfolio's average daily net assets attributable to the Shares of our Customers.  We acknowledge  that any compensation  paid to us is subject to and paid in accordance with the terms of the Plans.  We  acknowledge  that for the  services  provided under  this  Agreement  for  Class  Y-2  and  Class  Y-3  Shares  of a
          Portfolio, we will not receive compensation under the Plans.

     4.   To the extent that we effect  transactions on behalf of Customers,  we understand  that the Shares of each Portfolio will be offered and sold at the net asset  value (the  "NAV") of the  Portfolio  next  computed after the time the  purchase  or  redemption  order for such Shares is received by us. A Portfolio's  NAV is computed at the close of regular trading  on the New York  Stock  Exchange  (the  "Close of  Trading").
          Customer  orders  received by us prior to the Close of Trading will be transmitted  to you by 4:00 PM EST and  will be  processed  at the NAV computed  on the date the order was  received by us.  Customer  orders received  by us after  the  Close of  Trading  will be  treated  as if received on the next  following  business day and will be processed at the NAV  computed on such next  following  business  day.  The minimum dollar  purchase  of  Shares  for any  class  shall be the  applicable minimum amount described in the then current applicable Prospectus and no order for less than such  amount will be  accepted  hereunder.  All purchase  requests  and  applications  submitted  by us are subject to acceptance  or  rejection in your sole  discretion,  and, if accepted, each purchase will be deemed to have been  consummated at your office.
          The   procedures   for  handling   orders  shall  be  subject  to  the
          instructions  that you shall forward to us from time to time. We agree that we  will  follow  all  requirements,  rules  and  regulations  in connection with our handling of orders for transactions in the Shares, including,  without limitation,  Rule 22c-1(a) under the 1940 Act, and as required  by NASD Rules 2110 and 2310.  We agree that we will place orders  immediately upon their receipt and will not withhold any order so as to profit  therefrom.  We further agree that we will comply with the terms of the then current  Prospectus  and Statement of Additional
          Information  (the  "SAI") of the  Classes as  applicable  to us,  with respect to the purchase and redemption of Shares, including any market timing and late trading policies  applicable to the Classes.  The Fund reserves the right, at its discretion and without  notice,  to suspend the sale of Shares or withdraw  entirely  the sale of Shares of any or all Portfolios of the Fund.

     5.   We will execute any  instructions  from the Fund or you to restrict or prohibit  further  purchases  or exchanges of Shares by a Customer who has  been  identified  by  you  or  the  Fund  as  having  engaged  in transactions of Shares, directly or indirectly,  that violate policies established by the Fund for the purpose of eliminating or reducing any short-term  trading,  as described in the then current  Prospectus  or
          SAI.

     6.   Neither we nor any of our officers, employees or agents are authorized to make any  representations  concerning the Fund or the Shares except those  contained in the Fund's then current  Prospectus or SAI, copies of which  will be  supplied  by you,  or in such sales  literature  or advertising as may be authorized by you in writing.

     7.   We will maintain all records required by law to be kept by us relating to transactions in Shares and, upon request by the Fund, promptly make available  such records and other records to the Fund, its designee or you as the Fund or you may reasonably request.

     8.   Exchanges  (i.e.,  the investment of the proceeds from the liquidation of Shares of one  Portfolio  in the  Shares of another  Portfolio,  or shares of another registered  open-end investment company specified in the Prospectus) shall, where available, be made in accordance with the terms of each Portfolio's Prospectus.

     9.   To  the  extent  that  we  effect  transactions  for  Customers,   the
          procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus of the
          Portfolio  involved  and  instructions  received by us from you or the
          Transfer Agent from time to time. We will not present any  conditional purchase orders,  and we understand that no conditional orders will be accepted  by the Fund or its  agents.  We agree that  purchase  orders placed by us will be made only for the  purpose of  covering  purchase orders  already  received from our  customers.  Further,  we shall not withhold  the  placement  of such  orders so as to  profit  ourselves;
          provided,  however,  that the foregoing shall not prevent the purchase of Shares by us for our own bona fide investment.

     10.  Payment  for  purchases  of Shares  made by wire order from  Customers shall be made directly to the Fund's  custodian,  as identified in the
          Prospectus, as agent for the Transfer Agent, in an amount equal to the
          NAV(s) of the Portfolio(s)  being purchased  without deduction for any compensation  to be paid to us. If such payment is not received at the customary  or required  time for  settlement  of the  transaction,  we understand that you reserve the right, without notice,  forthwith,  to cancel  the sale,  in which  case we may be held  responsible  for any loss,  including loss of profit,  suffered by the  Portfolio(s) or you resulting from our failure to make the aforesaid payment.

     11.  We acknowledge that you are required under the Plans to provide to the
          Board of  Trustees  of the Fund  (the  "Board"),  and the  Board  will review,  at least quarterly,  a written report of the amounts expended pursuant  to the Plans and the  purposes  for which such  expenditures were made. We agree to furnish you and the Fund with such  information
          as  may  reasonably  be  requested  (including,   without  limitation,
          periodic  certifications  confirming the provision to Customers of the services  described  herein,  to  the  extent  applicable),  and  will otherwise cooperate with you in connection with preparation of reports to the Board  concerning this Agreement and the monies paid or payable by you pursuant  hereto,  as well as any other reports or filings that may be required by law.

     12.  We represent,  warrant and agree that: (i) the compensation payable to us hereunder,  together with any other  compensation  payable to us by
          Customers in connection with the investment of their assets in Shares, will  be  disclosed  by us to  Customers  and  will be  authorized  by
          Customers.

          If we are providing distribution services as described in Section 2(a)
          hereof,  we  certify:  that we are a member  of the NASD and  agree to maintain  membership  in the  NASD.  We  agree  to  abide  by all  the applicable  rules and regulations of the SEC and the NASD,  including, without limitation,  Rule 2830 of the NASD Conduct Rules, all of which are  incorporated  herein as if set forth in full. We further agree to comply with all  applicable  state and Federal  laws and the rules and regulations of applicable  regulatory agencies.  We agree that we will not sell or offer for sale Shares in any state or  jurisdiction  where the Shares have not been  qualified for sale.  You will make available to us a current  list of the  jurisdictions  in which the  Shares  are qualified for sale, but you shall have no obligation or responsibility to make Shares available for sale to Customers in any jurisdiction. We agree to  notify  you  immediately  in the event of our  expulsion  or suspension from the NASD.

     13.  We will offer and sell the Shares  only in  accordance  with the terms and  conditions of the current  Prospectus and SAI and we will make no representations  not  included  in  said  Prospectus  or SAI or in any authorized  supplemental  material supplied by you. To the extent that we effect transactions for Customers, in connection with the offers to sell  and  sales  of  Shares,  we  agree  to  deliver,  or cause to be delivered,  to each person to whom such offer and sale is made,  at or prior  to  the  time  of  completion  of  such  sale,  a  copy  of the
          Prospectus,  and, upon request, SAI of the Portfolio involved. You are solely  responsible for the accuracy of any such written  disclosures.
          You  will  furnish  us  without   charge   reasonable   quantities  of
          Prospectuses and SAIs, with any supplements  currently in effect,  and copies of current shareholder reports of the Fund, and sales materials issued from time to time. Unless otherwise mutually agreed in writing, you shall deliver, or cause to be delivered,  to each of the Customers who  purchase  Shares  through  us copies of all  annual  and  interim reports,  and any other information and materials relating to the Fund and  prepared  by or on  behalf  of you,  the  Fund or its  investment adviser,  custodian,  Transfer Agent or dividend  disbursing agent for distribution to such Customers.  We may not publish any  advertisement or distribute sales literature or other written material to the public that makes  reference  to you or the Fund (except  material  which you have furnished to us) without your prior written approval. We agree to be responsible  for the proper  instruction  and training of all sales personnel  employed or registered as a broker or sales  representative with us, in order that the Shares will be offered in  accordance  with the terms and conditions of this Agreement,  and all applicable  laws, rules and  regulations.  We further agree to obtain from each Customer
          to  whom  we  sell   Shares   any   taxpayer   identification   number
          certification required by Section 3406 of the Internal Revenue Code of
          1986,  as  amended  (the  "Code"),  and  the  regulations  promulgated thereunder,  and to provide you or your designee  with timely  written notice of any failure to obtain such  taxpayer  identification  number certification  in order to enable the  implementation  of any required backup withholding in accordance with Section 3406 of the Code and the regulations  thereunder.  We will promptly provide, upon the Fund's or your  request,  the taxpayer  identification  numbers of all Customers that purchase,  redeem,  transfer,  or exchange Shares held through an account with us, and the amounts and dates of such Customer purchases, redemptions, transfers, and exchanges.

     14.  We  hereby  represent  and  warrant  that:  (a) we are a  corporation, partnership,  national  association or other entity duly organized and validly  existing in good standing under the laws of the  jurisdiction in which we are  organized;  (b) the  execution  and  delivery of this
          Agreement and the performance of the transactions  contemplated hereby have  been  duly  authorized  by all  necessary  action  and all other
          authorizations   and  approvals  (if  any)  required  for  our  lawful
          execution and delivery of this Agreement and our performance hereunder have been  obtained;  and (c) upon  execution  and delivery by us, and assuming due and valid  execution and delivery by you, this  Agreement will constitute a valid and binding agreement,  enforceable against us in accordance  with its terms.

     15.  You agree to  indemnify us and hold us and our  affiliates  (including all officers, trustees, directors,  employees and agents of us and our affiliates) (an "Indemnified Party") harmless from and against any and all  claims,  losses,  demands,  liabilities  or  expenses  (including reasonable  attorney's fees) of any sort or kind which may be asserted against an  Indemnified  Party for which an  Indemnified  Party may be held liable in connection with this Agreement (a "Claim"), unless such
          Claim resulted from a negligent act or omission to act or bad faith or willful misfeasance, or reckless disregard by us in the performance of our duties  hereunder.  All expenses that you incur in connection with your activities under this Agreement shall be borne by you.

          Notwithstanding  anything in this  Agreement  to the  contrary,  in no event shall either party,  their affiliates or any of their directors, officers,  employees agents or  subcontractors  be liable to the other party under any theory of tort,  contract,  strict  liability or other legal or  equitable  theory  for lost  profits,  exemplary,  punitive, special, incidental,  indirect or consequential damages, each of which is hereby  excluded by agreement of the parties  regardless of whether such damages were  foreseeable  or whether  either party or any entity has been advised of the possibility of such damages.

     16.  We agree to indemnify you and hold you, your  affiliates  and the Fund
          (including  all officers,  trustees,  directors,  employees and agents thereof) (an  "Indemnified  Party")  harmless from and against any and all  claims,  losses,  demands,  liabilities  or  expenses  (including reasonable  attorney's fees) of any sort or kind which may be asserted against an  Indemnified  Party for which an  Indemnified  Party may be held liable in connection with this Agreement (a "Claim"), unless such
          Claim resulted from a negligent act or omission to act or bad faith or willful  misfeasance,  or reckless disregard by you in the performance of your duties  hereunder.  All expenses  that we incur in  connection with our activities under this Agreement shall be borne by us.

     17.  Your  obligations  to us  under  this  Agreement  are  subject  to all applicable  provisions  of any  Underwriting  Agreement  entered  into between you and the Fund. We  understand  and agree that in performing our services  covered by this Agreement we are acting as agent for the
          Customers,  and you are in no way  responsible  for the  manner of our performance  or  for  any of  our  acts  or  omissions  in  connection therewith.

     18.  We may  terminate  this  Agreement by notice in writing to you,  which termination  shall become  effective sixty (60) days after the date of mailing  such  notice to you.  We agree that you have and  reserve the right,  in your sole  discretion,  to  modify,  amend or  cancel  this
          Agreement upon written notice to us of such modification, amendment or cancellation,  which  shall be  effective  on the date  stated in such notice.  This Agreement may be terminated  with respect to a Portfolio or a Class of Shares  thereof  at any  time,  without  payment  of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Trust (as  defined in the 1940 Act),  on not more than
          60 days' written notice. This Agreement shall terminate  automatically in the event of its  assignment  (as such term is  defined in the 1940
          Act) by either party.  Without  limiting the foregoing,  any provision
          hereof  to  the  contrary   notwithstanding,   if  we  are   providing
          distribution  services  as  described  in  Section  2(a)  hereof,  our expulsion  from the NASD will  automatically  terminate this Agreement without  notice and our  suspension  from the NASD or our violation of applicable  state or  Federal  laws or  rules  and  regulations  of an authorized  regulatory agency will terminate this Agreement  effective upon  the  date  of your  mailing  notice  to us of such  termination.
          Without  limiting  the  foregoing,  either  party may  terminate  this
          Agreement  for cause on  violation  by the  other  party of any of the provisions of this Agreement,  said termination to become effective on the date of  mailing  notice to the other  party of such  termination.
          Waiver of any breach of any  provision of this  Agreement  will not be construed  as a  waiver  of the  provision  or of a  party's  right to enforce said provision thereafter.  A party's failure to terminate for any cause  shall not  constitute  a waiver  of that  party's  right to terminate  at a later date for any such cause.  All notices  hereunder shall be to the  respective  parties at the addresses  listed  hereon, unless changed by notice given in accordance with this Agreement.

     19.  Notwithstanding  anything in this Agreement to the contrary,  we agree that any  Nonpublic  Personal  Information,  as defined  under Section
          248.3(t) of Regulation S-P ("Regulation  S-P"),  promulgated under the
          Gramm-Leach-Bliley  Act (the  "Act"),  disclosed  hereunder is for the specific purpose of permitting us to perform the services set forth in this Agreement.  We agree that, with respect to such  information,  we will  comply  with  Regulation  S-P and the Act and  that we will  not disclose any  Nonpublic  Personal  Information  received in connection with this  Agreement,  to any  other  party,  except to the  extent as necessary to carry out the services set forth in this  Agreement or as otherwise permitted by Regulation S-P or the Act.

     20.  At all times during which both parties to this  Agreement  sell and/or service Shares of the Fund,  each party will remain in compliance with all  regulations  to which it is subject  issued under the USA PATRIOT
          Act,  and NASD  Rules  and/or  NYSE  Rules  (as  applicable)  relating thereto,  including without limitation,  rules requiring such party to
          implement   an   Anti-Money   Laundering   Program   and  a   Customer
          Identification Program ("CIP"). We will, upon your reasonable request, not more  than  once  each  year,  certify  to you that we  remain  in compliance with such rules;  specifically,  that we (i) provide notice of our CIP to all new Customers; (ii) obtain required identifying data elements for each Customer;  (iii)  reasonably  verify the identity of each new Customer  (using the data  elements);  (iv) take  appropriate action  with  respect to  persons  the  identities  of whom you cannot verify; and (v) retain all records for required time periods,  each at least to an extent required by relevant USA PATRIOT Act regulation and
          NASD Rules and/or NYSE Rules, as applicable.

     21.  This  Agreement  shall  become  effective  as of the  date  when it is executed and dated by you below. This Agreement and all the rights and obligations  of  the  parties  hereunder  shall  be  governed  by  and construed under the laws of the Commonwealth of Pennsylvania,  without reference to conflict of law provisions.

     23.  The  representations and warranties of the parties and all obligations and  responsibilities  of the  parties  under  this  Agreement,  as to periods  through the date this Agreement is  terminated,  will survive the termination of this Agreement. Without limiting the foregoing, the provisions  of  Sections  18 and  21  will  continue  to  apply  after termination of this Agreement.

     24.  This  Agreement  is  not,  and  shall  not  be  deemed,  an  exclusive arrangement  between  the parties  and shall not  prohibit,  restrict, condition,  or otherwise  prevent  either party from entering into the same or similar arrangements with other parties.

Accepted and Agreed to:

Name of Firm: MMC SECURITIES CORP.

Address: 1166 Avenue of the Americas

City  New York  State NY        Zip 10036

Telephone Number 201-284-3614

Printed Name of Authorized Officer Stephen G. Baker

Title Chief Executive Officer

Authorized Officer Signature    /s/ Stephen G. Baker

Date:   11/21/05

SEC Broker Dealer Res.         # 8-52349

NASD Firm CRD                  # 103846

Tax ID                         # 06-1685865

Accepted:

MGI Funds Distributors, Inc.

By:  /s/ Bruno Di Stefano    Date:  23rd day of November, 2005

                                   SCHEDULE A
                             (All classes of shares)
                             as amended May 25, 2006

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

>

MGI Funds Distributors, Inc.
Know Your Customer Questionnaire for Intermediaries

In response to the requirements of The USA PATRIOT Act, MGI Funds  Distributors,
Inc. is required  to "Know Our  Customers."  We request  your  cooperation  with compliance and ask you to complete in total the information  below and return to
MGI Funds Distributors with the executed agreement.

Thank you,
MGI Funds Distributors, Inc.

MMC SECURITIES CORP.
Name of Institution

06-1685865
Taxpayer Identification Number

Type of Business

New York
State in Which Corporation is Domiciled

April 1, 2003
Date of Incorporation

National Association of Securities Dealers
Regulatory Body with Oversight Authority

______________________________________________
Other Information (or attachments noted)

        MGI FUNDS DEALER PROFILE SHEET
----- --------------------------------------------------------------------------
 1    Has signed dealer agreement been sent to distributor? Yes  X  or No
      Date sent:
----- --------------------------------------------------------------------------
 2    Dealer name: MMC Securities
                   Corporation
----- --------------------------------------------------------------------------
 3    Dealer address:  121 River Street
                       Hoboken, NJ  07030
----- --------------------------------------------------------------------------
 4    Dealer contact:  Joseph
                       Neary
----- --------------------------------------------------------------------------
 5    Dealer phone number & fax number:
      201-284-4857      201-284-4859
----- --------------------------------------------------------------------------
                  QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
           IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10
--------------------------------------------------------------------------------
**6   Is the dealer using Fund\Serv?   Yes or   No ___
      If yes, what is their NSCC Number?
      What is their alpha indicator?

----- --------------------------------------------------------------------------
**7   Is the dealer using networking?  Yes or   No __X__
      If yes, when would they like to receive position files?  Choices are:
      1st & 3rd Friday  2nd & 4th Friday  1st & 3rd Thursday  2nd & 4th Thursday

      Please note:  Any additional position files are on an as requested basis.
----- --------------------------------------------------------------------------
**8   If using networking, indicate network level: ___No___

----- --------------------------------------------------------------------------
**9   If another dealer is clearing for them, what is the other dealers name:
      Address:

      NSCC number:
      Alpha indicator:
      Network level:
      Contact name:
      Contact phone:
----- --------------------------------------------------------------------------
10    What is the address of the main office for mailing purposes of commission checks? (MAIN OFFICE ONLY)
      Attention Lockbox 27902.  JP Morgan Chase, 4 Metrotech Center, 7th Floor
      East Brooklyn, NY
      11245
----- --------------------------------------------------------------------------
11    Will statements go to main office or branch? Main Office    Branch
----- --------------------------------------------------------------------------
                 PLEASE ATTACH A COMPLETE BRANCH AND REP LISTING
--------------------------------------------------------------------------------
12    Omnibus account?   Yes   or    No  _X____
      If yes, how will you notify the transfer agent of the proper Blue Sky state information for the sub-accounts?  (I.E. a monthly report will be sent or trades will be placed with state information provided)
----- --------------------------------------------------------------------------

                    Completed fact sheet to be forwarded to:
                          MGI Funds Distributors, Inc.
                               c/o 760 Moore Road
                               Mail Stop: ________
                            King of Prussia, PA 19406
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